INVESTMENT COMPANY BLANKET BOND

NATIONAL UNION FIRE INSURANCE
COMPANY OF PITTSBURGH, PA
(A stock Insurance Company, herein
Called the Underwriter)

DECLARATIONS

Item 1. Name of Insured Profunds: Access One Trust and Proshares Trust BOND NUMBER 6213964


Principal Address: C/O BISYS Fund Services
	           100 Summer Street, Suite 1500
		   Boston MA 02110

		   (Herein called the Insured)

Item 2. Bond Period from 12:01 a.m. on 03/31/2007
	to 12:01 a.m. on 03/31/2008

The effective date of the termination or cancellation of this bond, standard time at the Principal Address as to each of the said dates.

Item 3. Limit of Liability -
	  Subject to Section 9, 10, and 12 hereof:

Limit of Liability Deductible Amount

Insuring Agreement A -
FIDELITY 			$5,600,000 	$0
Insuring Agreement B -
AUDIT EXPENSE 			$25,000 	$5,000
Insuring Agreement C -
ON PREMISES 			$5,600,000 	$10,000
Insuring Agreement D -
IN TRANSIT 			$5,600,000 	$10,000
Insuring Agreement E -
FORGERY OR ALTERATION 		$5,600,000 	$10,000
Insuring Agreement F -
SECURITIES 			$5,600,000 	$10,000
Insuring Agreement G -
COUNTERFEIT CURRENCY 		$5,600,000 	$10,000
Insuring Agreement H -
STOP PAYMENT 			$25,000 	$5,000
Insuring Agreement I -
UNCOLLECTIBLE ITEMS OF DEPOSIT 	$25,000 	$5,000

OPTIONAL COVERAGES ADDED BY RIDER:
Insuring Agreement J -
COMPUTER SYSTEMS 		$5,600,000 	$10,000
Insuring Agreement K -
UNAUTHORIZED SIGNATURES 	$25,000 	$5,000
Insuring Agreement L -
AUTOMATED PHONE SYSTEMS 	Not Covered 	Not Covered
Insuring Agreement M -
TELEFACSIMILE 			Not Covered 	Not Covered

If "Not Covered" is inserted above opposite any specified Insuring Agreement or Coverage, such Insuring Agreement or Coverage and any other reference thereto in this bond shall be deemed to be deleted therefrom.

Item 4. Office or Premises
Covered - Offices acquired or established subsequent to the effective date of this bond are covered according to the terms of General Agreement A. All other Insured's offices or premises in existence at the time this bond becomes effective are covered under this bond except the offices or premises located as follows: No Exceptions

Item 5. The Liability of the Underwriter is subject to the terms of the following riders attached hereto: 1-5

Item 6. The Insured by the acceptance of this bond gives
notice to the Underwriter terminating or cancelling prior
bond(s) or policy(ies) No.(s) N/A such termination or
cancellation to be effective as of the time this bond
becomes effective.
			By: 	Authorized Representative